Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact: Michael Sund
August 8, 2005	(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS 13% SEQUENTIAL REVENUE GROWTH,

IMPROVED OPERATING PERFORMANCE IN 2ND QUARTER

Sales and Bookings Trends Strong for All Product Lines; Stock Sale Augments Cash Reserves

CONFERENCE CALL AT 5 p.m. (EASTERN) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $1.7 million, or $0.11 per share, on revenue of $11.0 million for its second quarter ended June 30, 2005, compared with a net loss of $2.2 million or $0.14 per share, on revenue of $9.8 million for the first quarter ended March 31, 2005.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that the 13 percent quarter-to-quarter revenue growth reflects continuing strong demand across all of the company’s product lines.

“Our BOOSTCAP® ultracapacitor products continue to penetrate the key strategic transportation and industrial markets we are targeting, and demand for both our radiation-mitigated microelectronic products for space and our high voltage capacitors for electric utility infrastructure is running well ahead of where it was a year ago,” Balanson said.

Balanson said that ultracapacitor revenue grew for the fourth consecutive quarter, increasing by 19 percent, from approximately $2.5 million in Q1 to approximately $3.0 million in Q2, driven by production ramps in multiple applications, including hybrid-electric bus drive trains, wind turbines and automated utility meter reading systems.

“Accelerating demand for ultracapacitor-based energy storage and power delivery solutions for existing applications, along with design-ins progressing into production and the new products we are introducing should enable BOOSTCAP sales to continue growing rapidly,” Balanson said. “We are investing to expand capacity and optimize the efficiency of our existing plants to keep pace with near-term demand, and we are concurrently exploring outsource manufacturing in low-cost countries for higher volume production levels that we anticipate within the next couple of years.”

Gross margin on second quarter sales remained at 29 percent, the same as in Q1. Cash and investments in marketable securities as of June 30, 2005, totaled $10.4 million, including a $1.7 million customer overpayment that was subsequently repaid in July. The company added to its cash reserves in July with the sale of 488,888 shares of common stock at $11.25 per share for a total of $5.5 million. Net proceeds of the sale are expected to be approximately $5.4 million after payment of fees and expenses.

Balanson said that, based on the strength of current sales and bookings, the company expects revenue for the third quarter ending September 30, to be comparable to that recorded in the second quarter despite the annual three-week summer holiday shutdown of the company’s Swiss operations.

Management will conduct a conference call and simultaneous webcast to discuss second quarter financial results and the future outlook and answer analysts’ questions at 5 p.m. (eastern) today. The call may be accessed by dialing toll-free, (800) 540-0559 from the U.S. and Canada, or (785) 832-0326 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link:

http://www.maxwell.com/investors/presentations.html

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MAXWELL REPORTS 13% SEQUENTIAL REVENUE GROWTH IN 2nd QUARTER

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and other expressions of management’s belief or opinion that reflect its current understanding or belief with respect to such matters. Such statements include, without limitation, projections of revenue, operating expenses, and the company’s business prospects in general, all of which are subject to numerous risks and uncertainties, including the fact that the company has a history of losses, may not be able to achieve or maintain profitability, and may not be able to obtain sufficient capital to meet customer demand or other corporate needs. Other risks and uncertainties include price erosion as a result of increasing competition, our ability to fulfill the terms of research programs and long-term contracts, development and acceptance of products based on new technologies, concentration of our sales to a few customers, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by our products, cost-effective manufacturing of new products, and risks and uncertainties involved in foreign operations, including the impact of currency fluctuations. Future changes in accounting standards or practices may adversely affect our revenue or expenses, and compliance with government regulations may result in additional expenses. We may also be subject to product liability or warranty claims in excess of our reserves, and we are undergoing government audits of two businesses sold or discontinued in 2001, and cannot be certain that documentation we have provided will be sufficient to avoid significant liabilities arising from those audits. These and other risks and our evaluation of disclosure controls and procedures are detailed from time-to-time in the Company’s SEC reports, including our second quarter Form 10-Q and our Form 10-K for the fiscal year ended December 31, 2004. Actual results may differ materially from those projected. These forward-looking statements represent management’s opinions and beliefs as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenues:
Products	$11,019	$7,136	$20,804	$16,009
License fees	—	—	—	1,000

Total net revenues	11,019	7,136	20,804	17,009
Cost of sales	7,832	5,275	14,828	12,190

Gross profit	3,187	1,861	5,976	4,819
Operating expenses:
Selling, general and administrative	3,235	1,794	6,526	4,561
Research and development	1,759	1,392	3,509	2,610
Amortization of other intangibles	19	19	38	38

Total operating expenses	5,013	3,205	10,073	7,209

Loss from operations	(1,826)	(1,344)	(4,097)	(2,390)
Interest income, net	48	10	87	62
Other income, net	135	6	308	25

Loss from continuing operations before income taxes	(1,643)	(1,328)	(3,702)	(2,303)
Income tax provision	45	64	189	64

Loss from continuing operations	(1,688)	(1,392)	(3,891)	(2,367)
Discontinued operations:
Income from discontinued operations, net of tax	15	397	52	787

Net loss	$(1,673)	$(995)	$(3,839)	$(1,580)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.11)	$(0.10)	$(0.25)	$(0.16)
Income from discontinued operations, net of tax	—	0.03	—	0.05

Net loss per common share	$(0.11)	$(0.07)	$(0.25)	$(0.11)

Shares used in computing net loss per common share - basic and diluted	15,781	14,455	15,749	14,416

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$7,698	$10,740
Investments in marketable securities	2,714	2,055
Trade and other accounts receivable, net	7,305	6,911
Inventories, net	9,232	8,105
Prepaid expenses and other current assets	913	921

Total current assets	27,862	28,732
Property and equipment, net	10,390	10,892
Other intangible assets, net	1,663	1,891
Goodwill	18,952	21,101
Prepaid pension asset	5,141	5,060
Other non-current assets	—	50

	$64,008	$67,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,637	$7,291
Accrued warranty	753	701
Accrued employee compensation	2,311	1,591
Short-term borrowings and current portion of long-term debt	1,738	1,970
Deferred tax liability - current portion	407	357
Net liabilities of discontinued operations	674	1,045

Total current liabilities	15,520	12,955
Deferred tax liability - long-term portion	1,236	1,167
Long-term debt, excluding current portion	538	813
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 15,802 and 15,695 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	1,580	1,569
Additional paid-in capital	127,137	126,317
Accumulated deficit	(85,144)	(81,306)
Accumulated other comprehensive income	3,141	6,211

Total stockholders’ equity	46,714	52,791

	$64,008	$67,726

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Operating activities:
Loss from continuing operations	$(3,891)	$(2,367)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	1,975	1,665
Gain on sales of property and equipment	33	(81)
Provision for losses on accounts receivable	98	34
Changes in operating assets and liabilities:
Trade and other accounts receivable	(939)	(1,056)
Inventories	(1,575)	(994)
Prepaid expenses and other assets	(160)	722
Deferred income taxes	78	62
Accounts payable and accrued liabilities	2,834	(1,408)
Accrued employee compensation	801	191

Net cash used in operating activities	(746)	(3,232)

Investing activities:
Purchases of property and equipment	(2,021)	(1,772)
Proceeds from sale of property and equipment	—	17
Redemptions of marketable securities	2,935	376
Purchases of marketable securities	(3,543)	(151)

Net cash used in investing activities	(2,629)	(1,530)

Financing activities:
Principal payments on long-term debt and short-term borrowings	(1,885)	(921)
Proceeds from short-term borrowings	1,691	1,473
Proceeds from issuance of company stock	831	844

Net cash provided by financing activities	637	1,396

Decrease in cash and cash equivalents from continuing operations	(2,738)	(3,366)
Net cash (used in) provided by discontinued operations	(267)	470
Effect of exchange rate changes on cash and cash equivalents	(37)	(41)

Decrease in cash and cash equivalents	(3,042)	(2,937)
Cash and cash equivalents at beginning of period	10,740	9,784

Cash and cash equivalents at end of period	$7,698	$6,847